April 2023 Revision

RPM INTERNATIONAL INC.

AND ITS SUBSIDIARIES AND OPERATING COMPANIES

INSIDER TRADING POLICY AND BLACKOUT RESTRICTIONS TC "Insider Trading Policy and Blackout Restrictions" \f C \l "1"

It is and shall continue to be the policy of RPM International Inc. (“RPM”) and its subsidiaries and operating companies (collectively with RPM, the “Company”) that their respective directors, officers and employees fully comply with the federal securities laws and Securities and Exchange Commission (“SEC”) regulations.

Insider trading – trading in securities on the basis of material, nonpublic information regarding the issuer of the securities in breach of confidentiality or other fiduciary obligations – is illegal. Violations of federal securities laws can subject employees and the Company to severe civil and criminal penalties. In addition to responding to the federal securities laws, this policy has been adopted to avoid even the appearance of improper conduct on the part of anyone employed or associated with RPM. We have worked hard over the years to establish our reputation for integrity and ethical conduct. We cannot afford to have it damaged.

Specific Restrictions on Trading Activities

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No director, officer or employee of the Company or any of its subsidiaries may purchase or sell RPM Common Stock or any other type of security that RPM may issue in the future while in possession of material, nonpublic information about the Company.
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No director, officer or employee of the Company or any of its subsidiaries may disclose material, nonpublic information to others who may trade RPM Common Stock or other RPM securities. Such directors, officers and employees also are prohibited from making selective disclosure of material, nonpublic information to securities analysts, other market professionals or non-Company employees unless public disclosure of such material information is made pursuant to an RPM-issued public press release or otherwise disclosed in accordance with applicable federal securities regulations.

Note: Directors, officers and employees must not pass material, nonpublic information on to others, except within the scope of their duties. If you tip material, inside information to someone (a tippee), who trades based on the information, then both you and the tippee are liable under the federal securities laws. Penalties under the federal securities laws apply whether or not you derive a benefit from the tippee’s actions.

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Notwithstanding all other restrictions contained herein, the directors and officers of RPM, operating group Presidents and chief financial officers (collectively the “Restricted Group”), and any other individuals in receipt of a notice from the RPM General Counsel’s office informing them of the applicability of a blackout period to them may not purchase or sell RPM Common Stock or any other type of security that RPM may issue in the future during such blackout period. Generally, blackouts begin on the fifth business day prior to the last day of a fiscal quarter and continue through the

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business day following the Company’s public announcement of earnings for that quarter. The Company will periodically distribute a notice with the relevant blackout dates to those individuals covered by these restrictions. Notwithstanding the foregoing, the Company may impose longer or additional blackout periods in the case of significant events that have not been publicly disclosed. RPM’s General Counsel may, under certain limited, extenuating circumstances in the discretion of RPM’s General Counsel, provide for an exception to the aforementioned blackout dates, provided however that any director, officer or employee of the Company seeking such an exception must provide advance written notice of his or her transaction to RPM’s General Counsel, and under no circumstances will such an exception be granted if such director, officer or employee of the Company is in possession of material, nonpublic information about the Company at the time of such transaction. RPM’s General Counsel is under no obligation to approve any such exception.
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Directors and officers of RPM who are subject to the requirements of Section 16 (see Exhibit A for the list of Section 16 officers) (collectively, the “Section 16 Group”) may not engage in any transaction in RPM Common Stock without first obtaining pre-clearance of the transaction from RPM’s General Counsel. See “Pre-Clearance Procedures for Members of the Section 16 Group.”
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As of the date of this policy, no member of the Section 16 Group is a party to any trading plan established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.
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Effective as of June 1, 2017, no member of the Restricted Group may hold RPM Common Stock in a margin account, or pledge RPM Common Stock as collateral for any other loan. An exception to this prohibition may be granted, in the sole discretion of the RPM Board of Directors and in limited circumstances, after giving consideration to the number of shares of RPM Common Stock to be pledged as a percentage of the total number of shares of RPM Common Stock held by such member of the Restricted Group, and the total number of shares of RPM Common Stock outstanding.
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No director, officer or employee of the Company or any of its subsidiaries may “short” RPM Common Stock (i.e., selling stock you do not own and borrowing the shares to make delivery) or buy or sell “puts” or “calls” on RPM Common Stock or other RPM securities.
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This policy does not restrict the exercise of stock appreciation rights by an officer or employee of the Company whereby shares of RPM Common Stock are effectively surrendered back to the Company upon such exercise, but this policy does apply to any open market sale of the shares of RPM Common Stock issued as a result of such exercise. Notwithstanding the above, exercises of stock appreciation rights need to comply with the RPM exercise mechanisms and procedures in place from time to time.
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This policy does not apply to mandatory sales of shares of RPM Common Stock by the Company on behalf of participants of certain Company equity compensation plans in

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order to pay projected tax liabilities of such participants in connection with distributions of RPM Common Stock from such plans if, pursuant to the terms of the applicable grant, the participant has no discretion with respect to the mandatory sale.
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This policy does not apply to bona fide gifts of RPM Common Stock. For this purpose, a “bona fide gift” is a stock transfer for which the donor receives no benefit, such as a gift to a family member or a charitable organization. Whether a gift is bona fide will depend on the circumstances surrounding the gift, including, but not limited to, the donor’s relationship with the recipient and what the recipient is expected to do with the donated RPM Common Stock. If you are uncertain whether a gift is bona fide, you should contact RPM’s General Counsel, Associate General Counsel or outside securities counsel (Calfee, Halter & Griswold LLP).
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This policy does not apply to purchases of RPM Common Stock in the 401(k) plan resulting from the scheduled periodic contribution of money to the plan pursuant to your payroll deduction election. The policy and the trading restrictions contained herein do apply, however, to certain elections you may make under the 401(k) plan, including (a) the initial election to allocate funds to the Company stock fund, (b) an election to increase or decrease the percentage of your periodic contributions that will be allocated to the Company stock fund, (c) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund, (d) an election to borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Company stock fund balance, and (e) an election to pre‑pay a plan loan if the pre‑payment will result in the allocation of loan proceeds to the Company stock fund. The above-described restrictions on 401(k) plan participants also apply to discretionary transactions in RPM Common Stock or the Company stock funds by participants in the RPM Deferred Compensation Plan. Note that with regard to items (d) and (e) above, RPM directors and officers are not permitted to borrow money against their 401(k) plan accounts.
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This policy does not apply to purchases of RPM Common Stock in the employee stock purchase plan or the purchase of additional shares of RPM Common Stock pursuant to the Dividend Reinvestment Plan (the “DRIP”) resulting from your periodic contribution of money to the plans pursuant to the election you made at the time of your enrollment in the plans. The policy also does not apply to the purchase of shares resulting from dividends reinvested pursuant to the DRIP. The policy does apply to your election to participate in the plans for any enrollment period, optional lump sum contributions not scheduled at the beginning of the applicable enrollment period, and to your sale of RPM Common Stock purchased pursuant to the plans.

Pre-Clearance Procedures for Members of the Section 16 Group

Members of the Section 16 Group may not engage in any transaction in RPM Common Stock without first obtaining pre-clearance of the transaction from RPM’s General Counsel. A request for pre-clearance should be submitted to RPM’s General Counsel at least two business days in

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advance of initiating the proposed transaction. Requests for pre-clearance should be directed to RPM’s General Counsel and may be made in-person, telephonically, in writing, or via e-mail.

When a request for pre-clearance is made, the requesting person should carefully consider whether he or she may be aware of any material, nonpublic information about the Company or any of its subsidiaries, and should describe fully those circumstances to RPM’s General Counsel.

The requesting person must:

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indicate whether he or she has effected any non-exempt “opposite-way” transactions within the past six months (consistent with the SEC’s existing short-swing profit recapture rule, each member of the Section 16 Group is prohibited from selling any RPM Common Stock within six months before or after a purchase);

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be prepared to provide to RPM’s General Counsel (with a copy to RPM’s Human Resources Department and outside securities counsel) on the same day of any transaction in RPM Common Stock, all information necessary to allow RPM to complete and file a Form 4 with the SEC by the second business day after the transaction; and

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comply with Rule 144 under the Securities Act of 1933, as amended (“Securities Act”), and file a Form 144, if necessary, at the time of any sale (or arrange for his or her broker to do so).

Subject to the other provisions of this policy (including the prohibition on engaging in any transaction in RPM Common Stock while aware of material, nonpublic information), any transaction pre-approved shall be approved only until the beginning of the next blackout period or such shorter period of time specified by RPM’s General Counsel. While approval will not be unreasonably withheld, RPM’s General Counsel is under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit the transaction. If a person requests pre-clearance and permission to engage in the transaction is denied, then such person must refrain from initiating any transaction in RPM Common Stock and should not inform any other person of the restriction.

Additional Information and Definitions

The restrictions described in this policy apply to family members (and any other individuals) living in your household, partnerships in which you are a general partner, trusts of which you are a trustee and estates of which you are an executor (collectively, “Related Parties”). You are expected to be responsible for compliance by such Related Parties.

In order to guard against release of material, nonpublic information to market participants in a prohibited manner, all inquiries seeking information regarding RPM, its business and financial

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results, should be referred to RPM’s Chief Financial Officer and RPM’s Senior Director of Investor Relations.

Avoiding liability for violations of insider trading rules requires consideration of these rules before making a trade. You are responsible for complying with these rules and should consult with your advisor to the extent you deem appropriate. Any questions relating to this policy may be directed to RPM’s General Counsel, Associate General Counsel or outside securities counsel (Calfee, Halter & Griswold LLP).

“Material information” is any information that a reasonable investor would consider important in making a decision to buy, sell or hold securities. Any information that could be expected to affect the Company’s stock price, whether it is positive or negative, should be considered material. There is no bright-line standard for assessing materiality. Rather, materiality is based on an assessment of all of the facts and circumstances and is often evaluated by enforcement authorities with the benefit of hindsight. While it is not possible to define all categories of material information, any development, whether or not arising from transactions in the ordinary course of business, that could reasonably be expected to result in a significant change in the condition, financial or otherwise, or in the earnings, management, business, results of operations or prospects of the Company could be considered material. Some examples of information that ordinarily would be regarded as material are:

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earnings information and quarterly results;

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guidance on earnings estimates;

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mergers, acquisitions, tender offers, joint ventures, or changes in assets;

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changes in control of the Company or changes in senior management;

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new products, contracts with suppliers, or developments regarding customers or suppliers having a significant financial impact (e.g., the acquisition or loss of a contract);

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changes in auditors or auditor notification that the issuer may no longer rely on an audit report;

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events concerning the Company’s physical assets;

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events regarding the Company’s securities (e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of securityholders, public or private sales of additional securities or information related to any additional funding);

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bankruptcies or receiverships;

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cybersecurity incidents, including potentially vulnerabilities and breaches;

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regulatory investigations or litigation-related developments involving the Company; and

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regulatory approvals or changes in regulations and any analysis of how they affect the Company.

“Material, nonpublic information” therefore is information that a reasonable investor would consider important in a decision to buy, sell or hold stock, but which is not generally known to the public.

“Security” or “securities” means any common stock, preferred stock, note, bond, debenture, or any option or warrant to acquire any of the foregoing. The insider trading rules apply to all RPM securities, held by a director, officer or employee of the Company or any of its subsidiaries whether or not the securities were acquired in any manner before or after employment, or before or after obtaining any inside information.

All employees have a duty to report Policy violations to a superior, the General Counsel or to the Hotline. Any employee who violates any Policy, including the failure to report a Policy violation, or who directs or who knowingly permits a subordinate to violate a Policy shall be subject to disciplinary action up to and including termination. RPM retains the right to report any violations of a Policy that are also illegal to the appropriate authorities.

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EXHIBIT A

Frank Sullivan

Ed Moore

Rusty Gordon

Janeen Kastner

Tim Kinser

Mike Laroche

Matt Ratajczak

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